                               [CHIRON LETTERHEAD]

May 28, 1999

                                                                   CONFIDENTIAL
                                                                   ------------

Dr. Peder Jensen
40 Gatehouse Road
Bedminster, New Jersey 07921

Via Fax 908-781-7914

Dear Peder:

We are pleased to confirm the terms of our offer to you as the Head of Development at Chiron Corporation, reporting to me. As discussed, you will be elected as a corporate Vice President and confirmation of your role as an executive officer of Chiron will take place at the next Board of Directors meeting. Following an internal review of titles, your position may well qualify as a Senior Vice President, but the review is not complete and individual title changes are subject to approval by the Board. You will chair the company's Development Committee and be a senior member of the REAP Committee.

Your starting salary will be $310,000 per annum. We are offering you a signing bonus of $50,000, payable within 10 days following your start date. You will be eligible to participate in Chiron's Annual Incentive Plan (AIP) program. The results of the company and the Research and Development division and your own performance during the calendar year determine awards under this program. You will be eligible for an award of between 0 and 90% of your base salary, with a target of 45%. Executive compensation is reviewed annually in February. Annual incentive plan payments and merit increases to base salary are effective in March. We will guarantee a minimum bonus of 45% for 1999, prorated according to your employment in this year. For the full performance year 2000, we will guarantee a minimum AIP payment of $100,000.

You will be eligible to participate in our stock option program. Subject to the approval of the Board of Directors, we will award you the following under the program. Beginning in year 2000 you will be eligible for further stock option grants based on your performance.

- A stock option grant of 140,000 options to purchase Chiron common stock. The options vest fully over a four-year period, with the first 25% of the shares vesting at the one-year grant anniversary. Shares vest on a pro-rated monthly basis over the remaining three years of the vesting period. The exercise price of the option will be set at the fair market value (as defined in the Option Plan) of a share of Chiron stock on the date the option is approved. We expect the grant to be approved and effective by the end of the month in which your employment begins.

- A restricted share right grant for 25,000 shares. The share rights vest 40% at 2 years from date of grant and the remaining 60% at 4 years from date of grant. The date of grant will be your first day of employment.

We will assist you in your relocation from New Jersey. The enclosed sheets detail the relocation benefits offered. In addition we will arrange for a rental car or cars for up to 60 days, as needed as part of your temporary living expenses. In addition, subject to other aspects of the Loss Protection policy for sale of your New Jersey home, we will increase the maximum reimbursement to $60,000 from the policy limit of $15,000. According to policy this benefit is eligible for tax gross up. Your miscellaneous relocation expense allowance will be $10,000.

Also in addition to standard relocation benefits, we are prepared to make you a two part loan which must be used exclusively for the purchase of your principal residence and which must be secured by a second deed of trust on that residence. Part one, consisting of $200,000 will be subject to the Applicable Federal Rate of Interest and will require interest only payments. The principal amount of this part will be forgiven as follows: $35,000 at the end of the first anniversary of your employment. On the second through fifth anniversaries of employment the amounts forgiven will be $35,000, $40,000, $40,000 and $50,000, respectively. The second part of the loan, of up to $200,000, will be at the Applicable Federal Rate of Interest and will be payable, at your option, either on an interest only basis for 10 years with a balloon payment of the principle due at the end of ten years or as a fully amortized loan over 10 years. Both parts of the loan are repayable within 90 days should you voluntarily resign. Taxes arising from the loan forgiveness are your responsibility.

In the event of a change in control and your employment is severed, you will be eligible for severance of a minimum of one year of base salary plus bonus, the bonus portion being calculated as the average of the prior 2 years bonus payments. This benefit is in lieu of any other Chiron change of control severance plan payments you might be due. Novartis exercising its right to purchase up to 55% under the governance agreement in place does not constitute a change in control for purposes of this severance benefit.

At your request, in lieu of executive financial counseling benefits in the first year of your employment, we will reimburse you for tax preparation services for the year 2000 up to a maximum of $10,000. Beginning in year 2001 you would be eligible for the annual executive financial counseling benefit ($5,000 per annum) that you may use for tax preparation if you so choose.

The information sheets following your offer letter contain some of the highlights of Chiron's benefits programs. You should note that, while this offer is being made under the terms of our current benefits and compensation programs, changes do occur from time to time and any system-wide changes that occur will apply to you as well. You requested information on our current health and life insurance rates. The 1999 monthly cost for our Aetna PPO plan for family coverage is $126.10 per month and Delta Dental Plan coverage for family is $23.42 per month. Chiron provides "credits" in our flex benefits program to pay for 2 times annual salary in life insurance. An employee may purchase additional amounts up to a maximum of $800,000. Additional amounts are approximately $0.133 per thousand dollars of coverage per month. Age and lifestyle habits will affect the exact rates.

Some of the benefit programs are effective immediately upon your employment, while others are dependent upon established enrollment periods. Your group medical insurance benefits generally start on the first day of the month FOLLOWING your date of hire. If, however, your date of hire is the first business day of the month, your coverage becomes effective on that date. Note also that, with few exceptions, Chiron extends benefits coverage to qualified family members, including opposite- and same-sex domestic partners.

As a part of Chiron's routine medical surveillance program, employees with certain project assignments may be advised to provide a baseline blood sample for archival storage. The Chiron Occupational Health Department will notify you if a baseline blood draw is recommended.

This offer is contingent upon your ability, as required by federal law, to establish your employment eligibility as a U.S. citizen, a U.S. lawful permanent resident, or an individual specifically authorized for employment in the U.S. by the Immigration and Naturalization Service.

Under California law, employment with Chiron is not for any specified term and can be terminated at any time for any reason by you or Chiron. Any contrary representations that have been made or may be made to you are superseded by this offer. When you accept the offer, the terms described in this letter and the Chiron Employee Invention and Confidential Information Agreement shall constitute the terms of your employment.

We are anxious to confirm your acceptance and set a starting date. I think this opportunity is an excellent one for you and I believe Chiron will benefit from your experience and expertise. We would like a response to our enhanced offer by Friday, May 28 but at latest Tuesday, June 1. Linda Short and I are available to answer questions, so do not hesitate to call.

Sincerely,

CHIRON CORPORATION

/s/ Lewis T. Williams

Lewis T. Williams
President, Research and Development

Enclosures
cc:  Human Resources

Please indicate your understanding of the terms of this offer and your acceptance of this offer by signing this letter and returning the letter to me as soon as possible.


/s/ Peder Jensen              6-1-99
---------------------------------------
Name                          Date

                                 PROMISSORY NOTE A
                                 -----------------


$200,000.00                                              SEPTEMBER 21, 1999
                                                         Emeryville, California


         FOR VALUE RECEIVED, the undersigned, PEDER K. JENSEN AND ISABEL
J. JENSEN (collectively, hereinafter called "Borrower"), hereby promise to pay CHIRON CORPORATION, a Delaware corporation or order ("Lender"), the principal sum of TWO HUNDRED THOUSAND DOLLARS AND NO/100THS CENTS ($200,000.00), in lawful money of the United States of America, with interest equal to 5.980%, to purchase that certain improved real property located at 71 Bay Way, San Rafael, Marin County, California (the "Property") constituting Borrower's principal residence in California (the "Loan").

    1. All payments of principal, interest and any other amounts payable on or in respect of this Note or the indebtedness evidenced hereby shall be made to the account of Lender at its principal office located at 4560 Horton Street, Emeryville, California 94608, or to such other place as Lender may from time to time designate by written notice to Borrower. All payments shall be in lawful money of the United States of America.

    2. The principal amount of Two Hundred Thousand Dollars ($200,000.00) hereunder shall become due and payable on the earlier to occur of the following: (i) August 2, 2004, which is five (5) years from the date of Peder
K. Jensen's ("Dr. Jensen") date of employment ["Jensen's Employment Date"] (the "Maturity Date"), or (ii) such earlier date as described in Paragraph 5 below (the "Repayment Date").

    3. Borrower shall make annual interest payments on the outstanding principal balance hereunder over the five-year term, commencing on the first anniversary of Jensen's Employment Date, and on each successive anniversary date thereafter, through and including the Maturity Date, as more particularly described on ANNEX 1 attached hereto.

    4. Notwithstanding the foregoing provisions, the principal amount of this Note shall be reduced and forgiven in five (5) annual increments as follows: beginning on the first anniversary after Dr. Jensen's Employment Date, Thirty-Five Thousand Dollars ($35,000.00); on the second anniversary after Dr. Jensen's Employment Date, Thirty-Five Thousand Dollars ($35,000.00); on the third anniversary after Dr. Jensen's Employment Date, Forty Thousand Dollars ($40,000.00); on the fourth anniversary after Dr. Jensen's Employment Date, Forty Thousand Dollars ($40,000.00); and on the fifth anniversary after Dr. Jensen's Employment Date, Fifty Thousand Dollars ($50,000.00), through and including the Maturity Date, as more particularly described on ANNEX 1 attached hereto, with the outstanding principal balance forgiven in full on the Repayment Date, if and only if on the applicable forgiveness date, Dr. Jensen continues to be a full-time employee of Chiron Corporation or an affiliate thereof.

    5. Notwithstanding the above provisions, in the event that Dr. Jensen voluntarily leaves Chiron Corporation or an affiliate thereof, or is terminated for cause, prior to the Maturity Date, the outstanding principal balance of the Loan and all accrued, but unpaid interest owing thereon through and including the Repayment Date shall become immediately due and payable and shall be repaid by Borrower in full within a reasonable period not to exceed ninety (90) days from the date of Dr. Jensen's leaving the full-time employ of Chiron Corporation or an affiliate thereof.

    6. Borrower and Lender agree that the indebtedness evidenced by this Note shall be Borrower's sole and personal liability, and shall be secured by a Deed of Trust executed by Borrower in favor of Lender and recorded against the Property, which Deed of Trust shall be subordinate to that of the lien secured by first mortgagor's Deed of Trust encumbering the Property.
Borrower agrees to use their best efforts to enable Lender to record such Deed of Trust in favor of Lender for the total amount of this Loan, and any related loan for additional funds extended by Lender to Borrower, including that certain note in the principal sum of $200,000.00, dated of even date herewith and executed by Borrower in favor of Lender (collectively, the "Notes"), the aggregate amount of which shall be secured by the Property, pursuant to that certain Deed of Trust to be recorded against the Property as soon as practicable after Borrower closes escrow on the purchase of the Property with first mortgagor.

    7. Nothing herein shall be deemed to create any obligation of continued employment on the part of Dr. Jensen or Chiron Corporation.

    8. Borrower and Lender agree that upon recordation of a Deed of Trust covering the Property in substantially the form attached hereto as ANNEX 2, the obligations of Borrower under this Note, and any related loan for additional funds extended by Lender to Borrower in connection with Borrower's purchase of such Property, including the Notes, shall become subject to the terms of that certain Deed of Trust which contains the following provision:
"In the event the herein described property or any part thereof, or any interest therein is sold, agreed to be sold, conveyed or alienated by the Trustor (Borrower), or by the operation of law or otherwise, all obligations secured by this instrument, irrespective of the maturity dates expressed therein, at the option of the holder hereof and without demand or notice shall immediately become due and payable."

    9. In the event that Borrower intends to, sell, agrees to sell, transfers or conveys their interest in the Property or any part thereof or any interest therein, Lender and Borrower agree that they shall execute in writing an agreement as to a substitution of security for the indebtedness covered hereunder, or Lender will repay this Note in full, including all accrued but unpaid interest owing thereon through the Repayment Date.

    10. Should the indebtedness evidenced by this Note be collected by action at law, or in bankruptcy, receivership or other court proceeding, or should this Note be placed in the hands of attorneys for collection after default, Borrower agrees to pay, upon demand of Lender, in addition to principal and interest, and other sums, if any, due and payable hereunder, court costs and reasonable attorneys' fees and other reasonable collection charges, whether suit be brought or not, unless prohibited by law. Borrower hereby waives diligence, presentment, protest and demand of every kind and (to the full extent permitted by law) the right to plead any statute of limitations as a defense to any demand or action hereunder or in connection with any security herefor, and hereby agrees that no failure on the part of Lender to exercise any power, right or privilege hereunder, or to insist upon prompt compliance with the terms hereof, shall constitute a waiver thereof.

    11. In the event of any failure on the part of Borrower to make any payment when due, Borrower hereby agrees to pay, upon demand of Lender, in addition to principal and interest and other sums, if any, due and payable hereunder, court costs and reasonable attorneys' fees and other reasonable collection charges that Lender shall be entitled to recover from Borrower, whether suit be brought or not.

    12. Any notice to either party hereto may be given by delivering the same in writing to such party in person, or by sending the same by registered or certified mail, postage prepaid, to the following mailing addresses or to any other mailing addresses within the State of California of which the parties notify each other:

        Borrower:     Peder K. Jensen and Isabel J. Jensen
                      71 Bay Way
                      San Rafael, California  94901

        Lender:       Chiron Corporation
                      4560 Horton Street
                      Emeryville, California  94608
                      Attn:  Office of the General Counsel

    13. In the event that any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein or therein.

    14. Any failure of the Lender to exercise or enforce any right hereunder shall not constitute a waiver of such right. All rights of the Lender hereunder shall be cumulative and not alternative and shall be in addition to any other rights and remedies granted to the Lender pursuant to any other agreement, by statute, or by law.

    15. Borrower shall not assign, convey, transfer, delegate, subordinate or otherwise, mortgage, hypothecate or encumber, any of his interest, rights or obligations hereunder to any other party.

    16. This Note may not be changed orally, but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

    17. This Note shall be construed and enforced in accordance with, and governed by, the laws of the State of California and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

    WITNESS the due execution hereof with the intent of being legally bound, effective as of the date first set forth above.

BORROWER:

     /s/ Peder K. Jensen                September 11, 1999
----------------------------        -------------------------
PEDER K. JENSEN                     Date


  /s/ Isabel J. Jensen
 By Peder K. Jensen as
    Attorney-in-Fact                    September 11, 1999
----------------------------        -------------------------
ISABEL J. JENSEN                    Date

                               PROMISSORY NOTE B
                               -----------------


$200,000.00                                              SEPTEMBER 21, 1999
                                                         Emeryville, California


         FOR VALUE RECEIVED, the undersigned, PEDER K. JENSEN AND ISABEL J. JENSEN (collectively, hereinafter called "Borrower"), hereby promise to pay CHIRON CORPORATION, a Delaware corporation or order ("Lender"), the principal sum of TWO HUNDRED THOUSAND DOLLARS AND NO/100THS CENTS ($200,000.00), in lawful money of the United States of America, with interest equal to 6.250%, to purchase that certain improved real property located at 71 Bay Way, San Rafael, Marin County, California (the "Property") constituting Borrower's principal residence in California (the "Loan").

    1. All payments of principal, interest and any other amounts payable on or in respect of this Note or the indebtedness evidenced hereby shall be made to the account of Lender at its principal office located at 4560 Horton Street, Emeryville, California 94608, or to such other place as Lender may from time to time designate by written notice to Borrower. All payments shall be in lawful money of the United States of America.

    2. The principal amount of Two Hundred Thousand Dollars ($200,000.00.00) hereunder shall become due and payable on the earlier to occur of the following: (i) August 2, 2009, which is ten (10) years from the date of Peder
K. Jensen's ("Dr. Jensen") date of employment ["Jensen's Employment Date"] (the "Maturity Date"), or (ii) such earlier date as described in Paragraph 5 below (the "Repayment Date").

    3. Borrower shall make annual interest payments on the outstanding principal balance hereunder over the ten-year term, commencing on the first anniversary of Jensen's Employment Date, and on each successive anniversary date thereafter, through and including the Maturity Date, as more particularly described in ANNEX 1 attached hereto.

    4. Notwithstanding the foregoing provisions, the principal amount of this Note and all accrued but unpaid interest owing thereon through and including the Maturity Date shall be due and payable on August 2, 2009.

    5. Notwithstanding the above provisions, in the event that Dr. Jensen voluntarily leaves Chiron Corporation or an affiliate thereof, or is terminated for cause, prior to the Maturity Date, the outstanding principal balance of the Loan and all accrued, but unpaid interest owing thereon through and including the Repayment Date shall become immediately due and payable and shall be repaid by Borrower in full within a reasonable period not to exceed ninety (90) days from the date of Dr. Jensen's leaving the full-time employ of Chiron Corporation or an affiliate thereof.

    6. Borrower and Lender agree that the indebtedness evidenced by this Note shall be Borrower's sole and personal liability, and shall be secured by a Deed of Trust executed by Borrower in favor of Lender and recorded against the Property, which Deed of Trust shall be subordinate to that of the lien secured by first mortgagor's Deed of Trust encumbering the Property.
Borrower agrees to use their best efforts to enable Lender to record such Deed of Trust in favor of Lender for the total amount of this Loan, and any related loan for additional funds extended by Lender to Borrower, including that certain note in the principal sum of $200,000.00, dated of even date herewith and executed by Borrower in favor of Lender (collectively, the "Notes"), the aggregate amount of which shall be secured by the Property, pursuant to that certain Deed of Trust to be recorded against the Property as soon as practicable after Borrower closes escrow on the purchase of the Property with first mortgagor.

    7. Nothing herein shall be deemed to create any obligation of continued employment on the part of Dr. Jensen or Chiron Corporation.

    8. Borrower and Lender agree that upon recordation of a Deed of Trust covering the Property in substantially the form attached hereto as ANNEX 2, the obligations of Borrower under this Note, and any related loan for additional funds extended by Lender to Borrower in connection with Borrower's purchase of such Property, including the Notes, shall become subject to the terms of that certain Deed of Trust which contains the following provision:
"In the event the herein described property or any part thereof, or any interest therein is sold, agreed to be sold, conveyed or alienated by the Trustor (Borrower), or by the operation of law or otherwise, all obligations secured by this instrument, irrespective of the maturity dates expressed therein, at the option of the holder hereof and without demand or notice shall immediately become due and payable."

    9. In the event that Borrower intends to, sell, agrees to sell, transfers or conveys their interest in the Property or any part thereof or any interest therein, Lender and Borrower agree that they shall execute in writing an agreement as to a substitution of security for the indebtedness covered hereunder, or Lender will repay this Note in full, including all accrued but unpaid interest owing thereon through the Repayment Date.

    10. Should the indebtedness evidenced by this Note be collected by action at law, or in bankruptcy, receivership or other court proceeding, or should this Note be placed in the hands of attorneys for collection after default, Borrower agrees to pay, upon demand of Lender, in addition to principal and interest, and other sums, if any, due and payable hereunder, court costs and reasonable attorneys' fees and other reasonable collection charges, whether suit be brought or not, unless prohibited by law. Borrower hereby waives diligence, presentment, protest and demand of every kind and (to the full extent permitted by law) the right to plead any statute of limitations as a defense to any demand or action hereunder or in connection with any security herefor, and hereby agrees that no failure on the part of Lender to exercise any power, right or privilege hereunder, or to insist upon prompt compliance with the terms hereof, shall constitute a waiver thereof.

    11. In the event of any failure on the part of Borrower to make any payment when due, Borrower hereby agrees to pay, upon demand of Lender, in addition to principal and interest and other sums, if any, due and payable hereunder, court costs and reasonable attorneys' fees and other reasonable collection charges that Lender shall be entitled to recover from Borrower, whether suit be brought or not.

    12. Any notice to either party hereto may be given by delivering the same in writing to such party in person, or by sending the same by registered or certified mail, postage prepaid, to the following mailing addresses or to any other mailing addresses within the State of California of which the parties notify each other:

    Borrower:  Peder K. Jensen and Isabel J. Jensen
               71 Bay Way
               San Rafael, California  94901

    Lender:    Chiron Corporation
               4560 Horton Street
               Emeryville, California  94608
               Attn:  Office of the General Counsel

    13. In the event that any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein or therein.

    14. Any failure of the Lender to exercise or enforce any right hereunder shall not constitute a waiver of such right. All rights of the Lender hereunder shall be cumulative and not alternative and shall be in addition to any other rights and remedies granted to the Lender pursuant to any other agreement, by statute, or by law.

    15. Borrower shall not assign, convey, transfer, delegate, subordinate or otherwise, mortgage, hypothecate or encumber, any of his interest, rights or obligations hereunder to any other party.

    16. This Note may not be changed orally, but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

    17. This Note shall be construed and enforced in accordance with, and governed by, the laws of the State of California and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

    WITNESS the due execution hereof with the intent of being legally bound, effective as of the date first set forth above.

BORROWER:

     /s/ Peder K. Jensen                September 11, 1999
----------------------------        -------------------------
PEDER K. JENSEN                     Date


  /s/ Isabel J. Jensen
 By Peder K. Jensen as
    Attorney-in-Fact                    September 11, 1999
----------------------------        -------------------------
ISABEL J. JENSEN                    Date